Exhibit 5.1

September 14, 2011

Great Plains Energy Incorporated
1200 Main Street
Kansas City, MO 64105

Re:	Great Plains Energy Incorporated (the “Company”) Registration Statement on Form S-8 Relating to 3,000,000 Additional Shares of Common Stock

Ladies and Gentlemen:

          I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 3,000,000 additional shares (the “Shares”) of Company common stock in connection with the Company's Amended Long-Term Incentive Plan as amended effective May 3, 2011 (the "Plan").

          I am familiar with the Articles of Incorporation and the By-laws of the Company and the resolutions of the Board of Directors of the Company relating to the Plan and the Registration Statement. I have examined originals, or copies of originals certified or otherwise identified to my satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied myself as to such matters of fact as I have considered relevant and necessary as a basis for the opinion set forth herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

          Based upon the foregoing, I am of the opinion that each Share will be legally issued, fully paid and non-assessable when such Share has been duly issued in accordance with the provisions of the Plan.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Interests of Named Experts and Counsel" in the Registration Statement.
Sincerely, /s/ Heather A. Humphrey Heather A. Humphrey General Counsel and Vice President - Human Resources